UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 31, 2003

AMERICAN RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its chapter)

Delaware	33-48183	33-0193602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4410 El Camino Real, Suite 201	94022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(650) 949-6400

N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events

On July 31, 2003, Anwar S. Soliman, exercising his rights, as agent of the Management Stockholders, under the Securityholders Agreement dated February 25, 1998, designated Thomas Kachani to replace Ralph S. Roberts as a Director of American Restaurant Group, Inc.  Mr. Roberts remains the Chief Executive Officer and President of American Restaurant Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Restaurant Group, Inc.

Date: July 31, 2003	By: /s/ William G. Taves
William G. Taves
Chief Financial Officer